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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):   May 11, 2001
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                            C-Cube Microsystems Inc.
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             (Exact name of registrant as specified in its charter)

     Delaware                             000-28695              77-0528024
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(State or other jurisdiction            (Commission             (IRS Employer
of incorporation)                       File Number)         Identification No.)

            1778 McCarthy Blvd., Milpitas, CA                       95035
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        (Address of principal executive offices)                 (Zip Code)

Registrant's telephone number, including area code:   (408) 490-8000
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          (Former name or former address, if changed since last report)

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ITEM 1.  CHANGE OF CONTROL.

        LSI Logic Corporation ("LSI Logic") has reported that, pursuant to an exchange offer by Clover Acquisition Corp. ("Clover"), a wholly-owned subsidiary of LSI Logic, to exchange 0.79 of a share of common stock of LSI Logic for each outstanding share of common stock of C-Cube Microsystems Inc. (the "Company"), which exchange offer expired at 12:00 midnight on May 10, 2001, LSI Logic accepted for exchange approximately 43.6 million shares of common stock of the Company. As a consequence, LSI Logic owned approximately 86% of the outstanding shares of common stock of the Company as of May 11, 2001.

        Pursuant to the Agreement and Plan of Reorganization dated March 26, 2001 by and among LSI Logic, Clover and the Company (the "Reorganization Agreement"), Greg Reyes, T.J. Rodgers and Baryn Futa have resigned from the board of directors of the Company and were replaced by Wilfred Corrigan, David Pursel and Bryon Look.

        The Reorganization Agreement is filed as Exhibit 2.1 hereto and is incorporated herein by reference.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

        (c)    Exhibits.

        2.1 Agreement and Plan of Reorganization, dated as of March 26, 2001, by and among C-Cube Microsystems Inc., LSI Logic Corporation and Clover Acquisition Corp.

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                                   SIGNATURES


        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:  May 24, 2001                C-CUBE MICROSYSTEMS INC.



                                    By: /s/ Umesh Padval
                                        ----------------------------------------
                                    Name:  Umesh Padval
                                    Title: President and Chief Executive Officer


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                                INDEX TO EXHIBITS


      Exhibit
      Number        Description of Document
      -------       -----------------------
        2.1         Agreement and Plan of Reorganization, dated as of March 26,
                    2001, by and among C-Cube Microsystems Inc., LSI Logic
                    Corporation and Clover Acquisition Corp.